UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 8, 2014

Giggles N Hugs, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-138944	20-1681362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Santa Monica Blvd., Suite 155, Los Angeles, CA 90067

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code 310-553-4847

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities

On July 8, 2014, the Company issued 1,379,875 shares of Common Stock at $0.20 per share upon the conversion of convertible promissory notes and 108,108 shares of Common Stock at $0.20 per share upon the exercise of a warrant issued pursuant to the offering terms set forth on the notice of exempt offering of securities on Form D filed with the SEC on November 4, 2013 (SEC Accession No. 0001493152-13-002121) (the “Second Offering”). Such convertible promissory notes and warrant were issued pursuant to the offering terms set forth on the notice of exempt offering of securities on Form D filed with the SEC on January 24, 2011 (SEC Accession No. 0001077048-11-000003) (the “First Offering”). All debt holders who participated in the First Offering were offered the opportunity to participate in conversion under the terms of the Second Offering. These issuances were made pursuant to Rule 506(b) of Regulation D of the Securities Act.

Item 7.01 Regulation FD Disclosure.

The information provided under Item 3.02, above, is hereby incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Giggles N Hugs, Inc.

Date: July 14, 2014	By:	/s/ Joey Parsi
	Name:	Joey Parsi
	Title:	Chief Executive Officer